EXHIBIT 99.1

The Bon-Ton Stores, Inc. Reports First Quarter Fiscal 2017 Results

Maintains Fiscal 2017 Adjusted EBITDA Guidance

YORK, Pa., May 18, 2017 (GLOBE NEWSWIRE) -- The Bon-Ton Stores, Inc. (NASDAQ:BONT) today reported operating results for its fiscal first quarter ended April 29, 2017.

Results for the First Quarter Ended April 29, 2017

  Comparable store sales decreased 8.8% as compared with the prior year period.
  SG&A decreased by $11.1 million as compared to the same period last year.
  Net loss in the first quarter of fiscal 2017 was $57.3 million, or $2.86 per share, compared with net loss of $37.8 million, or $1.91 per share, in the first quarter of fiscal 2016.
  Adjusted EBITDA was negative $15.6 million in the first quarter of fiscal 2017, compared with positive $1.3 million in the first quarter of fiscal 2016.  (As used in this release, Adjusted EBITDA is not a measure recognized under GAAP – see the accompanying financial table which reconciles this non-GAAP measure to net loss.)
  During the quarter, the Company closed on an extension of its $730 million ABL Tranche A credit facility, in advance of the December 2018 maturity date.  The Tranche A revolving facility is now due to mature in April 2022.

Kathryn Bufano, President and Chief Executive Officer, commented, “Our first quarter results did not meet our expectations due primarily to weak mall traffic trends, unfavorable weather and marketing challenges associated with the Easter calendar shift. That said, our omnichannel business once again generated double digit growth and we continued to expand our merchandise offering with highly recognized brands as well as exclusive and private brands that resonate with our customer.  Looking ahead, we will continue to make enhancements to our omnichannel strategy, expand our merchandise assortment with brands and categories that appeal to our customer, and elevate our marketing programs to drive traffic and conversion. In addition, we expect to achieve additional cost reductions in fiscal 2017 through the rollout of our internal profit improvement initiative.”

First Quarter Review

Comparable store sales in the first quarter of fiscal 2017 decreased 8.8%.  Total sales in the period decreased 9.3% to $536.1 million, compared with $591.0 million in the first quarter of fiscal 2016.

The Company once again achieved double-digit sales growth in omnichannel, which reflects sales via the Company’s website, mobile site and its Let Us Find It customer service program, as the Company leveraged its West Jefferson facility and store-fulfillment network.

Other income in the first quarter of fiscal 2017 was $16.9 million, a decrease of $0.5 million compared to the prior year period.  The decrease was largely due to lower revenues associated with the Company’s proprietary credit card operations.  Proprietary credit card sales, as a percentage of total sales, increased 90 basis points to 55.8% in the first quarter of fiscal 2017.

The gross margin rate in the first quarter of fiscal 2017 decreased 170 basis points as compared with the first quarter of fiscal 2016 to 32.2% of net sales, due to an increase in the markdown rate and increased delivery expenses. Gross profit decreased $27.5 million to $172.6 million in the first quarter of fiscal 2017, primarily as a result of decreased sales volume.

Selling, general and administrative (“SG&A”) expense in the first quarter of fiscal 2017 decreased $11.1 million compared to the first quarter of fiscal 2016, largely due to decreased rent, advertising, payroll, taxes, and medical expenses.  The SG&A expense rate in the first quarter of 2017 was 38.3% of net sales, an increase of 170 basis points over the prior year, primarily as a result of the decreased sales volume in the period.

The Company’s excess borrowing capacity under its revolving credit facility was approximately $226.5 million at the end of the first quarter of fiscal 2017, after payment of $6.6 million in fees associated with the Company’s recently closed ABL Tranche A extension.

Guidance

For fiscal 2017, the Company continues to expect loss per share to be in a range of $2.08 to $2.59, inclusive of a $0.05 expense from the 53rd week, and adjusted EBITDA to be in a range of $115 million to $125 million. (As used in this release, Adjusted EBITDA is not a measure recognized under GAAP – see the accompanying financial table which reconciles this non-GAAP measure to net loss.)  Updated assumptions reflected in the Company’s full-year guidance include the following:

  A comparable sales decrease now ranging from 3.0% to 4.0%, which excludes sales from the 53rd week;
  A gross margin rate of flat to up 10 basis points over the fiscal 2016 rate of 35.5%;
  SG&A dollars now ranging from $855 million to $857 million, including approximately $10 million for the 53rd week, compared to SG&A of $880.6 in fiscal 2016; the improvement compared to the Company’s prior guidance is primarily due to lower expenses related to advertising, payroll, and occupancy.
  Capital expenditures not to exceed $30 million, net of external contributions; and
  An estimated 20.3 million weighted average shares outstanding.

The Company expects to decrease debt by approximately $20 million to $30 million by the end of fiscal 2017.

Call Details
The Company’s quarterly conference call to discuss first quarter fiscal 2017 results will be broadcast live today at 10:00 a.m. Eastern time.  Investors and analysts interested in participating in the call are invited to dial (888) 428-9498 at 9:55 a.m. Eastern time.  A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Thursday, May 25, 2017.  The number to call for the taped replay is (844) 512-2921 and the replay PIN is 5341864.  The conference call will also be broadcast on the Company’s website at http://investors.bonton.com.  An online archive of the webcast will be available within two hours of the conclusion of the call.

About The Bon-Ton Stores, Inc.
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 261 stores, which includes nine furniture galleries and four clearance centers, in 25 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner's, Boston Store, Carson's, Elder-Beerman, Herberger's and Younkers nameplates. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. The Bon-Ton Stores, Inc. is an active and positive participant in the communities it serves. For further information, please visit http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements
Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "may," "could," "will," "plan," "expect," "anticipate," "believe," "estimate," "project," "intend" or other similar expressions and include the Company's fiscal 2017 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.   Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company's proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing to fund working capital, capital expenditures, losses and general corporate purposes; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company's ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company's actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company's Form 10-K filed with the Securities and Exchange Commission.

- tables follow –

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	April 29,	April 30,
(Unaudited)	2017	2016

Assets
Current assets:
Cash and cash equivalents	$7,012	$7,807
Merchandise inventories	713,731	712,113
Prepaid expenses and other current assets	73,350	72,246
Total current assets	794,093	792,166
Property, fixtures and equipment at cost, net of accumulated depreciation and
amortization of $1,045,580 and $974,272 at April 29, 2017 and April 30, 2016, respectively	570,709	623,086
Intangible assets, net of accumulated amortization of $67,009 and $63,647 at
April 29, 2017 and April 30, 2016, respectively	71,748	80,619
Other long-term assets	22,384	16,713
Total assets	$1,458,934	$1,512,584

Liabilities and Shareholders' Deficit
Current liabilities:
Accounts payable	$160,643	$159,818
Accrued payroll and benefits	22,751	22,309
Accrued expenses	146,396	146,585
Current maturities of capital lease and financing obligations	6,823	5,529
Total current liabilities	336,613	334,241

Long-term debt, less current maturities	894,895	864,856
Obligations under capital lease and financing obligations, less current maturities	132,179	125,269
Other long-term liabilities	174,030	189,477
Total liabilities	1,537,717	1,513,843

Shareholders' deficit:
Preferred Stock - authorized 5,000,000 shares at $0.01 par value; no shares issued	-	-
Common Stock - authorized 40,000,000 shares at $0.01 par value; issued shares
of 18,806,967 and 18,954,675 at April 29, 2017 and April 30, 2016, respectively	188	190
Class A Common Stock - authorized 20,000,000 shares at $0.01 par value; issued
and outstanding shares of 2,951,490 at April 29, 2017 and April 30, 2016	30	30
Treasury stock, at cost - 337,800 shares at April 29, 2017 and April 30, 2016	(1,387)	(1,387)
Additional paid-in-capital	167,984	165,199
Accumulated other comprehensive loss	(72,146)	(75,255)
Accumulated deficit	(173,452)	(90,036)
Total shareholders' deficit	(78,783)	(1,259)
Total liabilities and shareholders' deficit	$1,458,934	$1,512,584

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	THIRTEEN
	WEEKS ENDED
(In thousands, except per share data)	April 29,	April 30,
(Unaudited)	2017	2016

Net sales	$536,141	$591,007
Other income	16,880	17,416
	553,021	608,423

Costs and expenses:
Costs of merchandise sold	363,561	390,913
Selling, general and administrative	205,085	216,185
Depreciation and amortization	22,207	23,194
Amortization of lease-related interests	954	1,007
Loss from operations	(38,786)	(22,876)
Interest expense, net	18,018	15,086
Loss on extinguishment of debt	559	-

Loss before income taxes	(57,363)	(37,962)
Income tax benefit	(48)	(144)

Net loss	$(57,315)	$(37,818)

Basic loss per share	$(2.86)	$(1.91)

Diluted loss per share	$(2.86)	$(1.91)

THE BON-TON STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	THIRTEEN WEEKS ENDED
(In thousands)	April 29,	April 30,
(Unaudited)	2017	2016
Cash flows from operating activities:
Net loss	$(57,315)	$(37,818)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	22,207	23,194
Amortization of lease-related interests	954	1,007
Share-based compensation expense	590	896
Loss on sale of property, fixtures and equipment	43	21
Reclassifications of accumulated other comprehensive loss	1,284	1,464
Loss on extinguishment of debt	559	-
Amortization of deferred financing costs and debt discount	1,644	849
Deferred income tax benefit	(48)	(144)
Changes in operating assets and liabilities:
Decrease (increase) in merchandise inventories	10,723	(414)
Decrease in prepaid expenses and other current assets	25,208	25,008
(Increase) decrease in other long-term assets	(14)	577
(Decrease) increase in accounts payable	(28,868)	2,533
Decrease in accrued payroll and benefits and accrued expenses	(5,250)	(5,102)
(Decrease) increase in other long-term liabilities	(2,712)	207
Net cash (used in) provided by operating activities	(30,995)	12,278

Cash flows from investing activities:
Capital expenditures	(9,781)	(12,626)
Proceeds from sale of property, fixtures and equipment	24	7
Net cash used in investing activities	(9,757)	(12,619)

Cash flows from financing activities:
Payments on long-term debt and capital lease and financing obligations	(122,471)	(144,117)
Proceeds from issuance of long-term debt and financing obligations	166,465	151,461
Restricted shares forfeited in lieu of payroll taxes	(40)	(120)
Deferred financing costs paid	(6,589)	(495)
Increase (decrease) in book overdraft balances	3,663	(5,460)
Net cash provided by financing activities	41,028	1,269

Net increase in cash and cash equivalents	276	928

Cash and cash equivalents at beginning of period	6,736	6,879

Cash and cash equivalents at end of period	$7,012	$7,807

Adjusted EBITDA (Non-GAAP Financial Measure)

As used in this release, Adjusted EBITDA is defined as net loss before interest, income taxes, depreciation and amortization, including amortization of lease-related interests and loss on extinguishment of debt.  Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”).  We present Adjusted EBITDA in this release because we consider it to be a useful financial measure in evaluating our operating performance. When analyzed in conjunction with our net income and cash flows from operations, Adjusted EBITDA provides investors with a supplemental tool to evaluate our ongoing operations as it excludes the effects of financing and investing activities. Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a company’s ability to service or incur debt. In addition, our management uses Adjusted EBITDA (i) to compare the profitability of our stores, (ii) to evaluate the effectiveness of our business strategies, and (iii) as a factor in evaluating management’s performance when determining incentive compensation.

Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies.  Adjusted EBITDA should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are determined in accordance with GAAP.  Adjusted EBITDA is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

The following is a reconciliation of net loss to Adjusted EBITDA for the historical periods indicated:

	THIRTEEN
	WEEKS ENDED
(In thousands)	April 29,	April 30,
(Unaudited)	2017	2016

Net loss	$(57,315)	$(37,818)
Adjustments:
Income tax benefit	(48)	(144)
Loss on extinguishment of debt	559	-
Interest expense, net	18,018	15,086
Depreciation and amortization	22,207	23,194
Amortization of lease-related interests	954	1,007
Adjusted EBITDA	$(15,625)	$1,325

The following is a reconciliation of forecasted net loss to forecasted Adjusted EBITDA for fiscal 2017 based on the Company’s guidance metrics:

	FORECASTED FISCAL 2017
(In thousands)	Minimum	Maximum
(Unaudited)	Guidance	Guidance

Net loss	$(52,600)	$(42,200)
Adjustments:
Income tax benefit	(300)	(300)
Interest expense, net, and loss on extinguishment of debt	75,500	75,100
Depreciation and amortization and amortization of
lease-related interests	92,400	92,400
Adjusted EBITDA	$115,000	$125,000

Investor Relations
Jean Fontana
ICR, Inc.
646.277.1214
jean.fontana@icrinc.com